Exhibit 23.1

Consent of independent registered public accounting firm

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 14, 2007, except for the application of the “as if” pooling method described in Note B, as to which this date is May 10, 2007 relating to the financial statements and financial statement schedule which appears in NSTAR Electric’s Current Report on Form 8-K dated May 10, 2007. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PRICEWATERHOUSECOOPERS LLP

May 17, 2007